SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

CURTISS WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.
4 Becker Farm Road
Roseland, New Jersey	07068
Address of Principal Executive Offices	Zip Code

Registrant's telephone number, including area code: (973) 597-4700

--------------

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

On February 3, 2005 Curtiss-Wright Corporation (the “Company”) issued a press release announcing financial results for the fourth quarter and year ended December 31, 2004. A copy of this press release is attached hereto as Exhibit 99.1. A conference call and webcast presentation will be held on Friday, February 4, 2005, at 10:00am ET for management to discuss the company's first quarter performance and future outlook. Martin Benante, Chairman and CEO, and Glenn Tynan, CFO, will host the call.

The financial release and access to the webcast will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, the conference call will be available for replay for 30 days by calling (888) 346-3949 (Domestic) and (404) 260-5385 (International), and enter confirmation code #20050106130687 and PIN #.0204055 The webcast replay will also be available for 30 days on the company's website beginning one hour after the call takes place.

The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated February 3, 2005

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

                      By: /s/ Glenn E. Tynan

                      Glenn E. Tynan

                      Vice-President and

                      Chief Financial Officer

Date: February 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 3, 2005.